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                                                                    Exhibit 10.3




                SEPARATION AGREEMENT, WAIVER AND GENERAL RELEASE

         This Separation Agreement, Waiver and General Release ("Agreement") is entered into this 16th day of July, 2002 by and between Metropolitan Life Insurance Company ("MetLife"), and James M. Benson ("Benson").

         WHEREAS, Benson was employed by New England Life Insurance Company, a subsidiary of MetLife, pursuant to an Executive Employment Agreement dated June 16, 1997 ("Employment Agreement"); and

         WHEREAS, Benson's Employment Agreement expired by its terms on June 15, 2000 and Benson has thereafter continued in an employment relationship with MetLife on an employment-at-will basis; and

         WHEREAS, MetLife and Benson have determined to end the employment relationship and exchange valuable consideration on the basis of the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and agreements set forth herein, it is hereby agreed as follows:

         1. Benson's employment with MetLife will terminate effective July 31, 2002 ("Termination Date"). He agrees that he will act in a manner consistent with the provisions set forth in this Agreement from the date of its execution until the Termination Date. Effective July 31, 2002, Benson shall resign from any and all positions that he may hold as an officer, trustee or member of the Board of Directors of any Company entity, and shall execute whatever documentation is necessary to accomplish such resignations. MetLife shall document Benson's separation as a voluntary resignation from employment for purposes of Benson's personnel file, external communications and communications with any and all governmental and regulatory authorities, such as the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the Association for Investment Management & Research.

         2. As of the Termination Date, those provisions of the Employment Agreement that were to extend beyond the termination date of the Employment Agreement will become null and void. This Agreement will establish all the terms and conditions that shall continue to govern the relationship between Benson and MetLife, and except as otherwise provided in this Agreement or as required by


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law, Benson's compensation and benefits from the Company shall end on the
Termination Date.

         3. In exchange for the consideration recited in this Agreement, including the General Release set forth in Paragraph 11 of this Agreement, and in full satisfaction of any and all obligations to Benson under the Employment Agreement or any other obligations, MetLife will pay to Benson, subject to the terms and conditions of this Agreement, the sum of $3,100,000 (net of any withholding of taxes required by law) within five business days of July 31, 2002; and (ii) purchase an annuity that will provide Benson with the sum of $400,000 per year starting at his age 62, which annuity will feature a 20 year term certain and otherwise be payable for Benson's life.

         Benson acknowledges that the payments and other consideration provided for under this Agreement are in exchange for the waiver of any rights he may have under the Employment Agreement or any plan or program offered by MetLife and provide good and adequate consideration for the waiver provided in this Agreement. Benson further agrees that the payments provided to him in this Paragraph 3 are conditioned upon his compliance with his undertakings set forth herein, including those set forth in Paragraphs 4, 5, 6, 7, 8 and 9 below.

         4. No later than the Termination Date, Benson shall deliver to the person designated by MetLife to receive same, all information, documents and other materials (including but not limited to manuals, correspondence, reports, records, memoranda, notes, videotapes, audio tapes, disks, cd-roms, and any copies or transcripts of the foregoing) concerning or in any way relating to Benson's employment with MetLife, or the Company's business or operations, that Benson is aware of that are in Benson's custody, possession or control, except that nothing in this Agreement shall preclude Benson from retaining documents and other materials that are purely personal in nature. Benson shall not be in violation of this Paragraph 4 unless his failure to return any such documents or materials is willful and he fails to do so within 48 hours after discovery of such documents or materials. Likewise, if MetLife is or becomes aware of any documents or materials covered by this Paragraph 4 that are not returned, it shall provide written notice to Benson and Benson shall return such documents or materials within 48 hours of such request.

         5. No later than the Termination Date, Benson shall deliver to the person designated by MetLife to receive same, all property of the Company, including all keys, records and information belonging to the Company in tangible form (including any documents, memoranda and/or files, stored in whatever media) and/or equipment, identification cards, books, notes, recordings, and all copies or

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transcripts thereof. Benson shall not be in violation of this Paragraph 5 unless his failure to return any such property is willful and he fails to do so within 48 hours after discovery of such property. Likewise, if MetLife is or becomes aware of any property covered by this Paragraph 5 that is not returned, it shall provide written notice to Benson and Benson shall return such property within 48 hours of such request.

         6. The existence, terms and conditions of this Agreement are and shall be deemed to be fully confidential and shall not hereafter be disclosed by Benson or the Company to any other person or entity, except as may be required by law, as may be required by the Internal Revenue Service or any other governmental authority, and except that Benson may disclose the existence, terms and conditions of this Agreement to his attorneys, accountants, immediate family members, lenders and/or financial advisors and, with respect to prospective employers Paragraphs 7, 8, 9 and 10 of this Agreement, provided that he makes each such person to whom disclosure is made aware of the confidentiality of this Agreement and that person agrees to keep the terms of the Agreement confidential, and except that the Company may disclose the existence, terms and conditions of this Agreement within the Company and to its attorneys, accountants and auditors, and as otherwise appropriate in the conduct of the Company's business and affairs. Benson will give MetLife ten (10) days written notice in the event he is subpoenaed or otherwise required by law to disclose the existence or contents of this Agreement by mailing to MetLife's Law Department located at One Madison Avenue New York, New York a copy of any such legal demand for such information (or, if he is required to disclose this Agreement in less than ten (10) days, by overnight delivery to be delivered to the same address in advance of disclosing this Agreement). MetLife will give Benson ten (10) days written notice in the event it is subpoenaed or otherwise required by law to disclose the existence or contents of this Agreement by mailing to him at the address set forth in Paragraph 18 a copy of any such legal demand for such information (or, if it is required to disclose this Agreement in less than ten (10) days, by overnight delivery to be delivered to the same address in advance of disclosing this Agreement).

         7. Benson agrees that he will not now and for a period of eighteen months after the Termination Date knowingly (i) directly or indirectly solicit any employee of the Company ("Employee") to become employed, associated or contracted by or with him or any entity in which he is an employee, owner, investor or otherwise associated ("Other Company"); (ii) directly or indirectly solicit any Employee to become employed, associated or contracted with an organization providing services to Benson or any Other Company; and (iii) interview an Employee for a job or engagement, or offer, authorize, approve or

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agree to hire or engage an Employee for any job opportunity or similar engagement with him or any Other Company.

         8. Benson agrees that he will not now and for a period of eighteen months after the Termination Date, to the extent permitted by law, intentionally interfere in the Company's business or try to disrupt the Company's business, whether by his own efforts, or indirectly through the efforts of others, and he will not use any MetLife information or property to assist him or others to do so. This prohibition includes but is not limited to wrongfully diverting business away from MetLife or seeking to have any MetLife customer reduce or terminate any insurance, annuity contract or program or any other product obtained from or through MetLife.

         9. Benson and the Company each agree that neither will knowingly make statements that damage, disparage or otherwise diminish the reputation and business practices of the other. This includes statements made verbally, in writing or electronically. This provision shall not impair the ability of either Benson or the Company to introduce information that he or it believes is relevant to any lawsuit or other proceeding between or involving them both with respect to the subjects covered by this Agreement. If either Benson or the Company is required by process of law or otherwise required by regulatory or administrative process to provide information to any third party that it reasonably believes might be perceived by the other to represent a statement otherwise prohibited by this Paragraph, the party so required will give notice to the other on the same terms as provided in Paragraph 6.

         10. Benson agrees to make himself available, at reasonable times and on reasonable notice from the Company and its counsel, for purposes of providing factual information and/or truthful testimony in connection with any investigation or any action, suit, complaint, claim, grievance, charge or proceeding of any kind, in any court, or with any self-regulatory organization, or before any administrative, governmental or investigative body or agency (whether public, quasi-public or private), in which the Company is a party or has an interest. The Company will reimburse Benson any reasonable expenses incurred related to his compliance with Paragraph 10.

         11. Benson agrees, for himself and his relatives, heirs, executors, administrators, successors, and assigns that he hereby fully and forever releases and discharges MetLife, its parents, subsidiaries, affiliates, and agents and their respective past, present, and future directors, officers, employees, agents, representatives, employee benefits plans or funds (except as set forth below in this Paragraph 11) and the fiduciaries thereof, successors, and assigns (collectively, "the Company") from any and all claims, charges, demands, actions, liability,

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damages, sums of money, back pay, front pay, attorneys' fees, or rights of any and every kind or nature, accrued or unaccrued, which Benson ever had, now has or may have, whether known or unknown, against the Company arising out of any act, omission, transaction, or occurrence up to and including the date Benson executes this Agreement including, but not limited to, (i) any claim arising out of or related to Benson's employment by the Company or the discontinuance thereof; (ii) any claims arising under or for breach of any provisions of the Employment Agreement, it being the intention of the parties to supersede all rights and obligations created or arising under all prior agreements, whether written or oral, including without limitation the Employment Agreement, with the terms and conditions set forth herein, (iii) any alleged violations of any federal, state, or local fair employment practice or benefits laws, or other employee relations statute, executive order, law, or ordinance, (iv) any alleged violations of any duty or other employment-related obligation or other obligations arising out of contract, tort, tortious course of conduct, libel or slander, defamation, public policy, law, or equity, (v) any claim on Benson's behalf in any action brought by any administrative agency or other party (including claims for back pay, front pay, damages, in whatever form, and for reinstatement), and (vi) any expectation, anticipation, right, or claim under the MetLife, Inc. 2000 Stock Incentive Plan or any other Company incentive compensation plan (including the Annual Variable Incentive Plan and the Long Term Performance Compensation Plan) or claim to any salary and bonuses. Benson acknowledges that, prior to his execution of this Agreement, he has been fully informed that his employment is being discontinued and that any and all claims arising from this discontinuance are included in this release. This Paragraph 11 is not intended to and does not release any claims to rights to indemnity that Benson may have for actions or inactions taken or not taken during his employment with MetLife or its affiliates. This Agreement does not affect any vested benefits or rights under employee benefit plans. Set forth in Attachment A is a list of the various plans offered by MetLife in which Benson participated or might have participated, including employee benefit plans under ERISA and other plans, and in those in which he participated, the amount of Benson's benefit or participation in such plan ("Benefit Amount.") This Agreement is not intended to, and does not, release any Benefit Amount.

         12. Benson and MetLife acknowledge that each of them fully understands the terms of this Agreement and their significance, that each has signed it voluntarily and of his and its own free will, and that each intends to abide by its provisions without exception.

         13. Benson acknowledges that this Agreement may not be changed except in a writing that specifically references this Agreement and that is signed by him and the Senior Executive Vice-President and Chief Administrative Officer of

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MetLife. With the exception of the written stock option agreement into which
Benson entered during his employment with MetLife granting him the option to purchase certain shares of MetLife, Inc. common stock, and the Agreement to Protect Corporate Property which he may have signed during his employment with MetLife, which remain in full force and effect, and the plans referenced in Attachment A, this Agreement constitutes the full understanding between Benson and MetLife regarding the subject matter hereof. Benson further acknowledges that no other promises or agreements of any kind have been made to him by any person or entity whatsoever to cause him to sign this Agreement, and that no other promises or agreements or any kind between him and the Company exist or survive the execution of this Agreement.

         14. The making of this Agreement is not intended and shall not be construed as any admission that the Company has violated any federal, state or local law (statutory or decisional), ordinance or regulation, or has committed any wrong against Benson.

         15. This Agreement may not be used as evidence in any proceeding, except in a proceeding in which one of the parties alleges a breach of the Agreement.

         16. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and may be delivered to either party by facsimile, overnight carrier or United States mail, as follows:

If to Benson:
                                    James M. Benson
                                    [redacted]
                                    [redacted]

If to MetLife:

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                                    Metropolitan Life Insurance Company
                                    One Madison Avenue
                                    New York, NY  10010
                                    Attn:  Lisa M. Weber
                                            Senior Executive Vice-President and
                                            Chief Administrative Officer

                                    Facsimile: 212-726-9069


         18. This Agreement shall be governed by the laws of the state of New York, and shall be construed and enforced in all respects by the laws of the state of New York without regard to the conflict of laws principles thereof.

         19. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of any other provision of this Agreement.

         20. This Agreement is binding upon and shall inure to the benefit of the parties and each of their respective heirs, distributees, executors, administrators, personal representatives, successors and assigns.

         21. In the event that any action, suit or other proceeding is instituted to enforce or interpret this Agreement, or to remedy, prevent or obtain relief from a breach of this Agreement, the prevailing party shall recover all of such party's costs and fees (including attorney's fees) incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

James M. Benson

/s/ James M. Benson                             July 16, 2002
-------------------                             -------------
Signature                                       Date

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Metropolitan Life Insurance Company

By: /s/ Lisa M. Weber                           July 16, 2002
    -----------------                           -------------
Name:   Lisa M. Weber                           Date
        -------------
Title:  Senior Executive Vice-President
        -------------------------------

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